                                                                   EXHIBIT 10(l)


                             STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of August 27, 1996, between Plains Resources Inc., a Delaware corporation (the "Company"), and Greg L. Armstrong (the "Optionee").

         WHEREAS, on May 23, 1996, the Board of Directors (the "Board") of the Company authorized and empowered the Compensation Committee of the Board (the "Compensation Committee") to grant to Greg L. Armstrong, President and Chief Executive Officer of the Company, an option for the purchase of 300,000 shares of the Company's common stock, $.10 per share par value ("Common Stock"), upon such terms and provisions as the Compensation Committee deems to be in the best interest of the Company; and

         WHEREAS, pursuant to the authority granted by the Board, the Compensation Committee has determined to grant an option to the Optionee as provided herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1.      GRANT OF OPTION.

         The Company hereby grants to the Optionee the right and option (the "Option") to purchase, from time to time, all or any part of an aggregate of 300,000 whole shares of Common Stock (the "Option Shares") subject to, and in accordance with, the terms and provisions set forth in this Agreement.

         2.      EXERCISE PRICE.

         The price at which the Optionee shall be entitled to purchase the Option Shares upon the exercise of the Option shall be $13.50 per share (the "Exercise Price"), subject to adjustment from time to time in accordance with the terms and provisions of this Agreement..

         3.      EXPIRATION DATE.

         The Option shall be exercisable to the extent and in the manner provided herein until 5:00 p.m., Houston time, on August 27, 2001 (the "Expiration Date"): provided, however, that the Option may be earlier terminated as provided in Paragraph 7 hereof.

         4.      EXERCISABILITY OF OPTION.

         The Option shall not be exercisable by the Optionee, his guardian or his legal representative unless and until one of the following events (a "Vesting Event") occurs on or before the Expiration Date:

         (a) The Per Share Market Value (as defined below) of the Common Stock equals or exceeds the Vesting Price (as defined below) for any 20 Trading Days (as defined below) in any 30 consecutive Trading Days.

         (b) The distribution to the holders of the Company's Common Stock, in connection with a merger or consolidation of the Company with another corporation or entity, whether or not the Company is the surviving entity, or the liquidation of the Company or the sale or other disposition of substantially all of its assets (such merger, consolidation, liquidation, or disposition of assets being herein referred to as a "Transaction"), of securities, cash or property having a value per share of such Common Stock equal to or exceeding the Vesting Price. Notwithstanding any other provision herein to the contrary, in the event a Transaction is consummated (the date of such consummation herein referred to as the "Consummation Date") on or before August 27, 1999, the Option shall become exercisable on the Consummation Date, if:

                          (i) the Per Share Market Value of the Common Stock on the day prior to the Consummation Date equals or exceeds $20.00 per share;

                          (ii) prior to the Consummation Date, the Per Share Market Value of the Common Stock equals or exceeds $20.00 per share for any 20 Trading Days in any 30 consecutive Trading Days; or

                          (iii) the securities, cash or property distributed in such Transaction to the holders of the Company's Common Stock has a value per share of such Common Stock of $20.00 or more.

                 For purposes of this Paragraph 4 (b), the value of any securities so distributed shall be determined on the same basis set forth herein for determining the Per Share Market Value of a share of Common Stock, and the value of any other property so distributed shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company.

         (c)     The death of the Optionee.

         (d)     The Disability (as defined below) of the Optionee.

         (e) The Company terminates the employment of the Optionee, without Cause (as defined below), in connection with or in anticipation of a Change in Control (as defined below) of the Company.

         (f) A Change in Control of the Company occurs subsequent to August 27, 2000.

         (g) Subsequent to August 27,1996, the Company terminates the employment of the Optionee for any reason other than (i) Cause or, (ii) a determination by at least a majority of the Incumbent Board (as hereinafter defined), evidenced by a Board resolution, that the Optionee has failed to perform his duties consistent with the goals set forth in the Five Year Strategic Plan adopted by the Board on November 9, 1995, and modified on February 8, 1996, provided however, this clause (ii) shall be null and void if the foregoing determination by the Incumbent Board is made during a period within which Optionee could have terminated his employment for Good Reason (as hereinafter defined).

         (h) The Optionee terminates his employment with the Company for Good Reason prior to August 27, 1999, and the Per Share Market Value of the Common Stock prior to such date has equaled or exceeded $20.00 per share for any 20 Trading Days in any 30 consecutive Trading Days.

From the date of the occurrence of a Vesting Event, the Option shall remain exercisable until the Expiration Date unless the Company terminates the Optionee's employment for Cause, in which case the Option will terminate in accordance with Paragraph 7.1 below.

         As used herein, the term "CAUSE" shall mean (i) the willful engaging by the Optionee in gross misconduct resulting in demonstrable material injury to the Company, or (ii) the nonappealable conviction of the Optionee of a felony involving moral turpitude. For purposes of this definition, no act or failure to act on the Optionee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Company or otherwise likely to result in no material injury thereto.

         As used herein a "CHANGE IN CONTROL" shall be deemed to have occurred if, prior to the Expiration Date of the Option;

          (i) Any "person" for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), (A) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of shares of the Company's capital stock having 25% or more of the total number of votes that may be cast in the election of directors of the Company ("Voting Stock"), and (B) such person seeks to elect or cause to be elected two or more members of the Company's Board of Directors or otherwise exerts or attempts to exert a controlling influence on the management of the Company; provided, however, that if the transaction in which such person becomes the beneficial owner of 25% or more of the Voting Stock is approved by a majority of the Incumbent Board (as defined below), such transaction shall not be deemed to constitute a Change in Control, or

         (ii) The individuals who are directors of the Company on the date hereof (the "Incumbent Board") cease to constitute a majority of the Board of Directors of the Company, provided, however, that if either the election of any new director or the nomination for election of any new director was approved by a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred solely as a result of (i) a restructuring of the Company as a wholly-owned subsidiary of another corporation in a transaction in which the owners of shares of capital stock of the Company become the owners, in substantially identical proportions, of all or substantially all of the shares of capital stock of such other corporation or (ii) the issuance of the authorized and unissued capital stock of the Company or of any parent of the Company in connection with a financing or acquisition initiated by the Company or such parent.

         As used herein, the term "DISABILITY" shall mean a physical or mental infirmity which impairs the Optionee's ability to perform substantially his duties for a period of one hundred eighty (180) consecutive days or which the Board determines constitutes a Disability.

         As used herein, the term "PER SHARE MARKET VALUE" for any particular date shall mean, (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the average between the high and low prices for a share of Common Stock in the over-the -counter market, as reported by the Nasdaq National Market at the close of business on such date, or the last sales price if such price is reported and high and low prices are not available, or
(c) if the Common Stock is not quoted on the Nasdaq National Market, the average between the high and low prices for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, provided that none of the transactions related to the foregoing shall include purchases by the Optionee or any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Company.

         As used herein, the term "VESTING PRICE" shall mean $24.00 per share of Common Stock. Upon any adjustment of the Exercise Price pursuant to Paragraph 10 hereof, the Vesting Price shall be adjusted, as of the date of such adjustment of the Exercise Price, to that price determined by multiplying the Vesting Price in effect immediately prior to such adjustment of the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price in effect immediately after such adjustment of the Exercise Price, and
(ii) the denominator of which shall be the Exercise Price in effect immediately prior to such adjustment.

         As used herein, the term "TRADING DAY" shall mean (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market, or (c) if the Common Stock is not quoted on the Nasdaq National Market, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).


         5.      MANNER OF EXERCISE AND PAYMENT.

         5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Option Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option.

         5.2 The notice of exercise shall be accompanied by the full purchase price for the Option Shares in respect of which the Option is being exercised, (i) in cash, (ii) by check or (iii) by transferring shares of Common Stock to the Company (other than shares held by the Optionee for less than 6 months prior to the date of exercise) the number of which shares shall be determined by dividing the full purchase price for the Option Shares in respect of which the Option is being exercised by the Per Share Market Value of the Common Stock on the Trading Day preceding the date of exercise.

         5.3 Upon receipt of the notice of exercise and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary promptly to effect the transfer to the Optionee of the number of Option Shares as to which such exercise was effective.

         5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Option Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Option Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Option Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Option Shares.

         6.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Company to sell or issue any Option Shares under the Option shall be suspended during any period of time when the issuance of such Option Shares would constitute a violation by Optionee or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board shall, in good faith and upon a reasonable basis, determine that the listing, registration or qualification of the Option Shares upon any stock exchange or under any state or federal law of the United States or any governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representation, are necessary or desirable in connection with the issue or purchase of Option Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board acting reasonably and in good faith. In the event the Option Shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Company may imprint on the certificate for such Option Shares the following legend which counsel for the Company considers necessary or advisable to comply with the Act:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may reoffered or sold only if registered or if an exemption from registration is available."

         Notwithstanding any other provision in this Agreement to the contrary, if within 10 days preceding the Expiration Date, the Company is unable to issue Option Shares under the Option, the term of the Option shall be extended and written notice given to Optionee (at least 7 days prior to the Expiration Date) of such extension so as to provide a reasonable opportunity for Optionee to exercise the Option; provided, however, in no event shall such extension exceed the period during which the Company was unable to issue Option Shares under the Option plus 10 days.


         7.      TERMINATION OF OPTION

         7.1 Notwithstanding any other provision in this Agreement to the contrary, if on or before the Expiration Date of the Option, the Company terminates the Optionee's employment with the Company, with Cause, the Option shall terminate on the date of such termination and after such date no rights thereunder may be exercised.

         7.2 Notwithstanding any other provision in this Agreement to the contrary, if prior to the date the Option becomes exercisable and on or before the Expiration Date of the Option, the Optionee terminates his employment with the Company, other than for Good Reason (as defined below) or as a result of his Disability, the Option shall terminate on the date of such termination and after such date no rights thereunder may be exercised.

                 As used herein, the term "GOOD REASON" shall mean (i) any removal of the Optionee from, or any failure to re-elect the Optionee to the positions of President and Chief Executive Officer of the Company, except in connection with termination of Optionee's employment for Cause, (ii) a material breach by the Company of the Optionee's Employment Agreement with the Company dated as of March 1, 1993, as amended or replaced prior to the Expiration Date of the Option, or (iii) a Change in Control of the Company.

         8.      NONTRANSFERABILITY.

         The Option shall not be transferrable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or his guardian or legal representative.


         9.      NO RIGHT TO CONTINUED EMPLOYMENT.

         Nothing in this Agreement shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment with the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         10.     ADJUSTMENTS UPON CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         10.1 If the Company shall effect a subdivision or consolidation of the Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services, or property, then the number of Option Shares purchasable under the Option and the Exercise Price shall be appropriately adjusted in such a manner as to entitle the Optionee to receive, upon exercise of the Option, for the same aggregate consideration, the same total number of Option Shares and other securities as he would have received after the happening of any of the events described above had he exercised the Option in full immediately prior to such event.

         10.2 If (i) a Transaction described in Paragraph 4(b) is consummated while the Option remains outstanding, and (ii) the Option becomes exercisable as a result of such Transaction, (x) Optionee shall be entitled upon exercise of the Option, to receive, in lieu of Option Shares, the number and class or classes of shares of such stock or other securities or property to which Optionee would have been entitled if, immediately prior to such Transaction, Optionee had been the holder of the Option Shares or (y) the Option may be canceled by the Board as of the Consummation Date of any such Transaction upon payment to Optionee in cash equal to the amount by which the value (as determined in good faith by the Board) of the securities or property to which Optionee would have been entitled if, immediately prior to such Transaction, Optionee had been the holder of the Option Shares exceeds the aggregate Exercise Price of the Option Shares.

         10.3 If the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price less than the Per Share Market Value of Common Stock on the record date of such issuance, the Exercise Price shall be reduced by multiplying the Exercise Price in effect prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of such issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph 10.3, if any such right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

         10.4 If the Company shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus) or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraph 10.3 above) then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Per Share Market Value of the Common Stock on the record date, and of which the numerator shall be such Per Share Market Value of the Common Stock, less the then fair market value (as determined by the Board of the Company in good faith, whose determination shall be conclusive if made in good faith; provided, however that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of the Company, and in either case shall be described in a statement provided to the Optionee) of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         10.5 If conditions shall arise by reason of action taken by the Company, which, in the opinion of the Board of the Company, are not adequately covered by the other provisions hereof and which might reasonably be expected to materially and adversely affect the rights of the Optionee hereunder, or if any such conditions are expected to arise by reason of any action contemplated by the Company, the Board of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any (not inconsistent with the standards established in this paragraph 10), of the Exercise Price (including, if necessary, any adjustment as to the securities which may be purchased hereunder) which is or would be required to preserve without dilution the rights of the Optionee hereunder. The Board of the Company shall make the adjustment recommended forthwith upon receipt of such opinion or the taking of any such action contemplated, as the case may be: provided, however, that no such adjustment of the Exercise Price shall be made which in the opinion of the investment banking firm or firm of accountants giving the aforesaid opinion would result in an increase of the Exercise Price to more than the Exercise Price then in effect.

         Except as hereinbefore expressly provided, the issue by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or exercise price of Option Shares then subject to the Option.

         11.     WITHHOLDING OF TAXES.

         Prior to the issuance of the Option Shares for an exercise of the Option, the Optionee shall pay to the Company any federal, state and local income taxes and other amounts (the "Withholding Taxes") as may be required by law to be withheld. In satisfaction of the Withholding Taxes, the Optionee may transfer shares of Common Stock to the Company (other than shares held by Optionee for less than 6 months prior to the date of exercise) the number of which shares shall be determined by dividing the total amount of the Withholding Taxes by the Per Share Market Value on the Trading Day preceding the date of exercise.

         12.     MODIFICATION OF AGREEMENT.

         This Agreement may be modified, amended, suspended or terminated, and any terms and conditions may be waived, but only by a written instrument executed by the parties hereto.


         13.     SEVERABILITY.

         Should any provision of the Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         14.     GOVERNING LAW.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         15.     SUCCESSORS IN INTEREST.

         This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and legal representatives.



         Attest:                                PLAINS RESOURCES INC.


            /s/    Michael R. Patterson         by:    /s/ Tom H. Delimitros
         -------------------------------           ----------------------------
         Secretary                                 Chairman of the Compensation
                                                   Committee


                                                    /s/ Greg L. Armstrong
                                                   ----------------------------
                                                   GREG L. ARMSTRONG, OPTIONEE